Exhibit 10.2
United Fire Group, Inc.
2021 Stock and Incentive Plan
Option Award Notice

[Participant Name]

You have been awarded an option to purchase shares of Common Stock of United Fire Group, Inc. (the “Company”). The option is granted pursuant to the terms and conditions of the United Fire Group, Inc. 2021 Stock and Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
Option: You have been awarded a Nonqualified Stock Option to purchase from the Company [___________] shares of its Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 4.2 of the Agreement.

Option Date: [___________]

Exercise Price: [___________] per share, subject to adjustment as provided in Section 4.2 of the Agreement.

Vesting Schedule: Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Optionee in effect on the Option Date, the Option shall be vested as follows:

[Vesting Schedule Table]

(each such date, a “Vesting Date”) if, and only if, you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director; or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the Option Date through and including the applicable Vesting Date.

Expiration Date: Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., U.S. Central time, on the ten-year anniversary of the Option Date; provided, however, if such date occurs during any period when the Optionee is prohibited from trading in securities of the Company pursuant to the Company’s insider trading policy or other policy of the Company or during a period when the exercise of the Option would violate applicable securities laws (each, a “Blackout Period”), then the period during which the Option is exercisable shall be extended, to the extent permitted by Section 409A of the Code, to the date that is 30 days after the expiration of such Blackout Period.

UNITED FIRE GROUP, INC.

Acknowledgment, Acceptance and Agreement:
By electronically accepting this Agreement within my stock plan account with the Company’s stock plan administrator according to the procedures then in effect, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Exhibit 10.2

United Fire Group, Inc.
2021 Stock and Incentive Plan

Stock Option Agreement

United Fire Group, Inc., an Iowa corporation (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the United Fire Group, Inc. 2021 Stock and Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.
1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Optionee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2. Time and Manner of Exercise of Option.
2.1.    Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).
2.2.    Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). The period of time prior to the full vesting of the Option shall be referred to herein as the “Vesting Period.” Except as otherwise provided in the Plan or any other agreement between the Company or any of its Subsidiaries and Optionee in effect on the Option Date and which provides for more favorable treatment than as set forth herein, the Option shall be vested and exercisable following a termination of Optionee’s employment according to the following terms and conditions:
(a) Termination due to Death or Disability. If Optionee’s employment with the Company terminates prior to the end of the Vesting Period by reason of Optionee’s death or a termination by the Company due to Disability (as defined below), then in either such case, the portion of the Option scheduled to vest during the twelve (12) months following the date of termination shall be vested as of the date of termination, and the Option may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of termination of employment and (ii) the Expiration Date. The portion of the Option that does not vest pursuant to the preceding sentence shall terminate immediately upon such death or termination of employment.
(b) Termination other than for Cause or due to death or Disability. If Optionee’s employment with the Company terminates prior to the end of the Vesting Period by reason of a termination of Optionee’s employment (i) by the Company for any reason other than for Cause (as defined below), death or Disability or (ii) by the Optionee for any reason, the Option, only to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is thirty (30) days after the date of such termination of employment and (ii) the Expiration Date; provided, however, that in the event of the Optionee’s death after a termination of employment other than for Cause but during the time when Optionee could have exercised the Option pursuant to the terms of this Agreement, the Option, to the extent exercisable by the Optionee

Exhibit 10.2
on the date of death, shall be exercisable in accordance with its terms by Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date. The unvested portion of the Option shall terminate immediately upon such termination of employment.
(c) Termination for Cause. If Optionee’s employment with the Company terminates by reason of the Company’s termination of Optionee’s employment for Cause, then the Option, whether or not vested, shall terminate immediately upon such termination of employment.
(d) Termination of Option During Blackout Period. If the Option shall expire under Section 2.2 during any period when the Optionee is prohibited from trading in securities of the Company pursuant to the Company’s insider trading policy or other policy of the Company or during a period when the exercise of the Option would violate applicable securities laws (each, a “Blackout Period”), then the period during which the Option is exercisable shall be extended, to the extent permitted by Section 409A of the Code, to the date that is 30 days after the expiration of such Blackout Period.
(e) Definitions.
(i) Cause. For purposes of this Option, “Cause” (i) shall have the meaning assigned to such term in any written employment or similar agreement between the Company or any of its Subsidiaries and the Optionee in effect on the Option Date or (ii) if Optionee is not party to an employment or similar agreement in effect on the Option Date which defines “Cause,” then “Cause” shall mean: (A) a material breach by Optionee of those duties and responsibilities of Optionee (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Optionee’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (B) the commission by Optionee of a felony involving moral turpitude.
(ii) Disability. For purpose of this Option, “Disability” shall mean Optionee’s absence from the Optionee’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Optionee’s incapacity due to physical or mental illness.
2.3.    Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Optionee (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) (i) in cash or (ii) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise, and (b) by executing such documents as the Company may reasonably request. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 4.1, have been paid.
2.4.    Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3. Transfer Restrictions and Investment Representations.
3.1.    Nontransferability of Option. The Option may not be transferred by Optionee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be

Exhibit 10.2
subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.
3.2.    Investment Representation. Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.
4. Additional Terms and Conditions.
4.1.    Withholding Taxes.
(a) General. As a condition precedent to the issuance of Common Stock following the exercise of the Option, Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company determines is required, under all applicable federal, state, local or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Optionee.
(b) Optionee Election. Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; or (ii) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise. No shares or certificate representing shares shall be issued or delivered until the Required Tax Payments have been satisfied in full.
4.2.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Option and the Exercise Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
4.3.    Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the

Exhibit 10.2
Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
4.4.    Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 4.1.
4.5.    Option Confers No Rights as Stockholder. Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares. Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.
4.6.    Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
4.7.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
4.8.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.
4.9.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to United Fire Group, Inc., Attn: Corporate Counsel, 118 Second Avenue SE, Cedar Rapid, Iowa 52401, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
4.10.    Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.
4.11.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Optionee hereby acknowledges receipt of a copy of the Plan.
4.12.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be

Exhibit 10.2
modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.
4.13.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
4.14.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
4.15.    Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.